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                                                                    Exhibit 99.1

                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


Pursuant to Section 1350 of Title 18 of the United States Code, I, Robert S. Bland, the Chief Executive Officer of Quotesmith.com, Inc. (the "Company"), hereby certify that:

(1) I have reviewed the Quarterly Report on Form 10-Q of the Company (the "Report") to which this statement is an Exhibit;

(2) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ ROBERT S. BLAND
-------------------------------
Name: Robert S. Bland
Title: Chief Executive Officer
Date: November 11, 2002